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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 27, 2005


                                ABLE ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                     001-15035                  22-3520840
--------------------------------------------------------------------------------
(States or Other Jurisdiction    (Commission file Number)      (IRS Employer
       of Incorporation)                                     Identification No.)


                198 GREEN POND ROAD, ROCKAWAY, NJ          07866
          -------------------------------------------------------------
             (Address of Principal Executive Offices)    (Zip Code)


        Registrants' telephone number, including area code (973) 625-1012
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 27, 2005, Able Energy, Inc. ("Able") made a loan in the amount of $1,730,000 (the "Loan") to All American Plazas, Inc. ("All American"), and All American executed and delivered a Promissory Note for the full amount of the Loan in favor of Able. Under the terms of the Promissory Note, the outstanding principal of the Loan bears interest at the rate of 3.5% per annum. All payments of principal and accrued interest are payable sixty days after the date of the Promissory Note, although All American may extend the repayment for an additional thirty days upon written request. The Promissory Note is secured by a lien on 1,000,000 shares of Able common stock owned by All American, on which 1,000,000 shares there exists a prior lien held by Timothy Harrington, Able's former Chief Executive Officer. All American currently owns approximately 41.1% of the outstanding shares of Able common stock. In addition, Gregory D. Frost, a current director and General Counsel of Able, formerly served as a director and General Counsel of All American until his resignation on March 31, 2005. As previously disclosed in Able's Current Report on Form 8-K filed on June 16, 2005, Able entered into a Stock Purchase Agreement on that date with all of the shareholders of All American in connection with the acquisition of All American by Able. Able anticipates that the acquisition will be consummated in August 2005 upon receipt of the required approval of Able's shareholders.

ITEM 8.01  OTHER EVENTS.

Able Energy, Inc. ("Able") has entered into an assignment agreement with TruckStops Direct (TSD) wherein TSD has assigned to Able all of its rights in an executed letter of intent with GSN Interstate Truck Stop Network Inc. (GSN). TSD, an affiliate of All American Plazas, Inc, has entered into this agreement on Able's behalf. This letter of intent provides that the purchaser would obtain the right to acquire the stock of GSN in exchange for $2 million dollars in cash and stock.

GSN Interstate Truck stops, located in Janesville, Wisconsin consists of 160 locations that should complement Able's existing business. It should be noted that TSD operates a similar business to that of GSN with 150 independent truck plazas. Able would convert under this joint venture arrangement most, if not all, independent truck plaza locations into additional distribution outlets for its home heating oil business utilizing its PriceEnergy software platform. Closing on this acquisition is expected to occur in October 2005.

A press release is attached as exhibit 99.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

99.1  Press release of Able Energy, Inc., dated August 15, 2005.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of August, 2005.


                                         ABLE ENERGY, INC.


                                         By:  /s/ Christopher P. Westad
                                             -----------------------------------
                                         Name:  Christopher P. Westad
                                         Title:  President and Interim Chief
                                                 Executive Officer